                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-70624 of Restoration Hardware, Inc. on Form S-3 of our report dated March 23, 2001, appearing in the Annual Report on Form 10-K/A of Restoration Hardware, Inc. for the year ended February 3, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

San Francisco, California

February 6, 2002